Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)  Registration Statement (Form S-3 No. 333-259966) of Immunome, Inc.,

(2) Registration Statement (Form S-8 No. 333-254731) pertaining to the 2008 Amended and Restated Equity Incentive Plan, the 2018 Amended and Restated Equity Incentive Plan, the 2020 Equity Incentive Plan, and the 2020 Employee Stock Purchase Plan of Immunome, Inc.,

(3)  Registration Statement (Form S-8 No. 333-270598) pertaining to the 2020 Equity Incentive Plan and the 2020 Employee Stock Purchase Plan of Immunome, Inc.,

(4)  Registration Statement (Form S-8 POS No. 333-273792) pertaining to the Morphimmune 2020 Equity Incentive Plan, including Options Assumed by Immunome, Inc. Originally Granted Thereunder,

(5)  Registration Statement (Form S-3 No. 333-275598) of Immunome, Inc.,

(6)  Registration Statement (Form S-8 No. 333-276839) pertaining to the 2020 Equity Incentive Plan, the 2020 Employee Stock Purchase Plan, and the Individual Nonqualified Stock Option Award (Inducement Grant) of Immunome, Inc., and

(7)  Registration Statement (Form S-3 No. 333-277036) of Immunome, Inc.;

(8) ) Registration Statement (Form S-1 No. 333-256018) of Immunome, Inc.

of our report dated March 28, 2024, with respect to the consolidated financial statements of Immunome, Inc. included in this Annual Report (Form 10-K) of Immunome, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

March 28, 2024